Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

    RE:    Commission File No. 0-805
        1933 Act and 1934 Act Filings
        Authorized Representatives

Gentlemen:

    KeyCorp ("Company") is the issuer of securities registered under Section 12 of the Securities Exchange Act of 1934.  The undersigned confirms that James L. Waters, Andrea R. McCarthy, Richard A. Kopek and Adam J. Larkins and each of them ("Authorized Representatives"), are authorized on his or her behalf to sign such statements (on Form 3, Form 4, Form 5, or otherwise) with respect to securities of the Company (the "Securities"), and to submit to the Securities and Exchange Commission such filings (including reports, notices, and other statements) with respect to the Securities, as are required by the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively, the "Acts").  The undersigned also confirms the authority of each of the Authorized Representatives to do and perform, on his or her behalf, any and all acts and things with respect to the Securities requisite or necessary to assure compliance by the signing person with the filing requirements of the Acts.  The authority confirmed herein shall remain in effect as to the undersigned until such time as the Commission shall receive a written communication terminating or modifying the authority.

/s/ Jamie Warder                        January 30, 2023
Signature                            Date

Jamie Warder
(Type or Print Name)